**Government of Alberta ■**

# Corporation/Non-Profit Search

## Corporate Registration System

| | |
|---|---|
| Date of Search: | 2018/05/31 |
| Time of Search: | 11:16 AM |
| Search provided by: | MCCARTHY TETRAULT LLP |

Service Request Number: 29092032
Customer Reference Number: 182475/420192/aew

**Corporate Access Number:** 207797382
**Legal Entity Name:** ONCOLYTICS BIOTECH INC.

**Name History:**

| Previous Legal Entity Name | Date of Name Change (YYYY/MM/DD) |
|---|---|
| 779738 ALBERTA LTD. | 1998/04/08 |

**Legal Entity Status:** Active
**Alberta Corporation Type:** Named Alberta Corporation
**Registration Date:** 1998/04/02 YYYY/MM/DD

**Registered Office:**
**Street:** 4000, 421 - 7 AVENUE SW
**City:** CALGARY
**Province:** ALBERTA
**Postal Code:** T2P 4K9

**Records Address:**
**Street:** 4000, 421 - 7 AVENUE SW
**City:** CALGARY
**Province:** ALBERTA
**Postal Code:** T2P 4K9

**Directors:**

**Last Name:** BROWN
**First Name:** DEBORAH

**Middle Name:** M.
**Street/Box Number:** 2 VICTORIA STREET
**City:** DUNDAS
**Province:** ONTARIO
**Postal Code:** L9H 2B8

**Last Name:** COFFEY
**First Name:** MATTHEW
**Middle Name:** CLAYTON
**Street/Box Number:** C/O 210, 1167 KENSINGTON CRESC. NW
**City:** CALGARY
**Province:** ALBERTA
**Postal Code:** T2N 1X7

**Last Name:** HOLTHAM
**First Name:** ANGELA
**Middle Name:** FRANCES
**Street/Box Number:** 1312 WOODEDEN DR
**City:** MISSISSAUGA
**Province:** ONTARIO
**Postal Code:** L5H 2T6

**Last Name:** LIEVONEN
**First Name:** J.
**Middle Name:** MARK
**Street/Box Number:** 35 BAKER HILL BOULEVARD, SUITE 306
**City:** STOUFFVILLE
**Province:** ONTARIO
**Postal Code:** L4A 1P8

**Last Name:** PISANO
**First Name:** WAYNE
**Street/Box Number:** 2 CORNISH PLACE
**City:** ASBURY
**Province:** NEW JERSEY
**Postal Code:** 08802

**Last Name:** RICE
**First Name:** WILLIAM
**Street/Box Number:** 13601 NOGALES DRIVE
**City:** DEL MAR
**Province:** CALIFORNIA
**Postal Code:** 92014

| | |
|---|---|
| **Last Name:** | SEIZINGER |
| **First Name:** | BERND |
| **Street/Box Number:** | 69 RAVEN ROCK ROAD |
| **City:** | STOCKTON |
| **Province:** | NEW JERSEY |
| **Postal Code:** | 08559 |

**Transfer Agents:**

| | |
|---|---|
| **Legal Entity Name:** | COMPUTERSHARE TRUST COMPANY OF CANADA |
| **Corporate Access Number:** | 309229359 |
| **Street:** | 600, 530 - 8TH AVENUE S.W. |
| **City:** | CALGARY |
| **Province:** | ALBERTA |
| **Postal Code:** | T2P 3S8 |

## Details From Current Articles:

**The information in this legal entity table supersedes equivalent electronic attachments**

| | |
|---|---|
| **Share Structure:** | SCHEDULE "A" |
| **Share Transfers Restrictions:** | NONE. |
| **Min Number Of Directors:** | 3 |
| **Max Number Of Directors:** | 11 |
| **Business Restricted To:** | NONE |
| **Business Restricted From:** | NONE |
| **Other Provisions:** | SEE ATTACHED SCHEDULE OF OTHER PROVISIONS. |

**Holding Shares In:**

| Legal Entity Name |
|---|
| VALENS PHARMA LTD. |

## Other Information:

**Last Annual Return Filed:**

| File Year | Date Filed (YYYY/MM/DD) |
|---|---|

| | |
|---|---|
| 2018 | 2018/05/23 |

**Filing History:**

| List Date (YYYY/MM/DD) | Type of Filing |
|---|---|
| 1998/04/02 | Incorporate Alberta Corporation |
| 1998/04/08 | Name Change Alberta Corporation |
| 2009/04/09 | Update Plan of Arrangement - No Amendment |
| 2014/09/23 | Change Address |
| 2017/11/03 | Change Director / Shareholder |
| 2018/05/22 | Name/Structure Change Alberta Corporation |
| 2018/05/23 | Enter Annual Returns for Alberta and Extra-Provincial Corp. |

**Attachments:**

| Attachment Type | Microfilm Bar Code | Date Recorded (YYYY/MM/DD) |
|---|---|---|
| Share Structure | ELECTRONIC | 1998/04/02 |
| Restrictions on Share Transfers | ELECTRONIC | 1998/04/02 |
| Other Rules or Provisions | ELECTRONIC | 1998/04/02 |
| Consolidation, Split, Exchange | ELECTRONIC | 1999/07/29 |
| Other Rules or Provisions | ELECTRONIC | 1999/07/29 |
| Other Rules or Provisions | ELECTRONIC | 2007/02/09 |
| Articles/Plan of Arrangement/Court Order | 10000907103981773 | 2009/04/09 |
| Consolidation, Split, Exchange | ELECTRONIC | 2018/05/22 |

This is to certify that, as of this date, the above information is an accurate reproduction of data contained within the official records of the Corporate Registry.

REGISTRAR OF CORPORATIONS

SCHEDULE "A"

Unlimited number of common shares without nominal or par value to which shares shall be attached the following rights (i) to vote at any meeting of shareholders of the Corporati receive any dividend declared by the Corporation; and (iii) to receive the remaining prop Corporation upon dissolution.

SCHEDULE OF OTHER PROVISIONS

1. The directors of the corporation may, without authorization of the shareholders:

a. borrow money on the credit of the Corporation;

b. issue, reissue, sell or pledge debt obligations of the Corporation;

c. Subject to the Business Corporations Act of Alberta, give guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

d. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2. The directors may, by resolution delegate the powers referred to in subsection 1 hereof to a director, a committee of directors or an officer.

3. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

4. Meetings of the shareholders may be held at any place within Alberta or at any other location as determined by the directors of the Corporation.

# SECTION 167(1)(F) SCHEDULE

Pursuant to subsection 167(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by changing the 2,222,222 issued and outstanding Common Shares of the Corporation into 6,750,000 Common Shares.

# SCHEDULE RE CONSOLIDATION OF SHARES

The issued and outstanding Common Shares of the Corporation shall be consolidated on the basis of 1 Common Share for each 9.5 Common Shares issued and outstanding immediately prior to the consolidation without amending the stated capital account for the Common Shares of the Corporation.